     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 1999


                                                      REGISTRATION NO. 333-73103
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
            Registration Statement Under the Securities Act of 1933
                      ------------------------------------

                             SCHOOL SPECIALTY, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   5112                                  39-0971239
   (State or other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
   incorporation or organization)             Classification Code Number)                Identification Number)

                      ------------------------------------

     1000 NORTH BLUEMOUND DRIVE, APPLETON, WISCONSIN 54914, (920) 734-2756 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               DANIEL P. SPALDING
                            CHIEF EXECUTIVE OFFICER
                             SCHOOL SPECIALTY, INC.
                           1000 NORTH BLUEMOUND DRIVE
                           APPLETON, WISCONSIN 54914
                                 (920) 734-2756
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ------------------------------------

                                   Copies to:

                  SCOTT A. MOEHRKE, ESQ.                                      DUNCAN MCCURRACH, ESQ.
                   GODFREY & KAHN, S.C.                                         SULLIVAN & CROMWELL
                  780 NORTH WATER STREET                                         125 BROAD STREET
                MILWAUKEE, WISCONSIN 53202                                      NEW YORK, NY 10004

                      ------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                      ------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                EXPLANATORY NOTE


     This Pre-Effective Amendment No. 2 is being filed to provide information that was previously missing from Part II of the Registration Statement. Since this Pre-Effective Amendment No. 2 does not relate to the Prospectus, the Prospectus has been omitted pursuant to Rule 472(b) under the Securities Act of 1933, as amended.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the estimated amounts of all expenses payable by School Specialty in connection with the issuance and distribution of the Common Stock being registered hereunder, other than underwriting discounts and commissions. All of such expenses (except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee) are estimated.


SEC registration fee........................................  $ 21,160.14
NASD filing fee.............................................    17,112.00
Nasdaq National Market listing fee..........................    17,500.00
Accounting fees and expenses................................    50,000.00
Legal fees and expenses.....................................   115,000.00
Printing and engraving expenses.............................   100,000.00
Transfer Agent and Registrar fees...........................     4,000.00
Blue sky fees and expenses..................................    15,000.00
Miscellaneous...............................................    10,227.86
                                                              -----------
     Total..................................................  $350,000.00
                                                              ===========



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Article Eight of School Specialty's Certificate of Incorporation provides that School Specialty shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Seven of School Specialty's Certificate of Incorporation states that directors of School Specialty will not be liable to School Specialty or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to School Specialty or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     Article IV of School Specialty's Bylaws provides that School Specialty shall indemnify its officers and directors (and those serving at the request of School Specialty as an officer or director of another corporation, partnership, joint venture, trust or other enterprise), and may indemnify its employees and agents (and those serving at the request of School Specialty as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such officer, director, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of School Specialty, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such officer, director, employee or agent in the defense or settlement of such action or suit, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to School Specialty unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Unless the Board of Directors of School Specialty otherwise determines in a specific case, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by School Specialty in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by School Specialty.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following information is furnished as to securities of School Specialty sold within the past three years that were not registered under the Securities
Act:

     Concurrent with its initial public offering in June 1998, School Specialty sold 250,000 shares of Common Stock to Daniel P. Spalding, the Chairman of the Board and its Chief Executive Officer, David J. Vander Zanden, its President and Chief Operating Officer, and Donald Ray Pate, Jr., its Executive Vice President for ClassroomDirect.com (formerly named Re-Print). These shares were sold at a price of $14.415 per share for aggregate consideration of $3,603,750. The sale of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.


     In March 1999, School Specialty issued 204,778 shares of Common Stock to Brian E. Chapin and Richard L. Chapin as partial consideration for School Specialty's acquisition of SmartStuff Development Corporation from such persons. These shares were issued at an aggregate price of $4,436,084 (or $21.663 per share). The sale of these shares was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended.


ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES

(A) EXHIBITS

     See "Index to Exhibits."

(B) FINANCIAL STATEMENT SCHEDULES

     See "Index to Exhibits."

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, School Specialty, Inc. has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Appleton, State of Wisconsin, on April 5, 1999.


                                          SCHOOL SPECIALTY, INC.

                                               /s/ DONALD J. NOSKOWIAK
                                          By:
                                          --------------------------------------

                                                    Donald J. Noskowiak,
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.



                    NAME                                        TITLE                       DATE
                    ----                                        -----                       ----
                      *                        Chief Executive Officer (Principal       April 5, 1999
---------------------------------------------  Executive Officer) and Director
             Daniel P. Spalding

           /s/ DONALD J. NOSKOWIAK             Chief Financial Officer (Principal       April 5, 1999
---------------------------------------------  Financial and Accounting Officer)
             Donald J. Noskowiak

                      *                        President, Chief Operating Officer and   April 5, 1999
---------------------------------------------  Director
           David J. Vander Zanden

                      *                        Director                                 April 5, 1999
---------------------------------------------
             Jonathan J. Ledecky

                      *                        Director                                 April 5, 1999
---------------------------------------------
            Rochelle Lamm Wallach

                      *                        Director                                 April 5, 1999
---------------------------------------------
               Leo C. McKenna

*By         /s/ DONALD J. NOSKOWIAK                                                     April 5, 1999
   ----------------------------------------
             Donald J. Noskowiak


(as attorney-in-fact pursuant to authority granted by power of attorney included on this signature page in initial filing of this Registration Statement)

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER     DOCUMENT DESCRIPTION
-------    --------------------
 1.1       Form of Underwriting Agreement for Common Stock Offering(7)
 3.1       Restated Certificate of Incorporation(1)
 3.2       Amended and Restated Bylaws(1)
 5.1       Opinion of Godfrey & Kahn, S.C. relating to validity of
           Common Stock
10.1       Distribution Agreement among U.S. Office Products Company,
           Workflow Management, Inc., Aztec Consulting, Inc., Navigant
           International, Inc. and School Specialty, Inc.(2)
10.2       Tax Allocation Agreement among U.S. Office Products Company,
           Workflow Management, Inc., Aztec Technology Partners, Inc.,
           Navigant International, Inc. and School Specialty, Inc.(1)
10.3       Tax Indemnification Agreement among Workflow Management,
           Inc., Aztec Technology Partners, Inc., Navigant
           International, Inc. and School Specialty, Inc.(2)
10.4       Employee Benefits Agreement among Workflow Management, Inc.,
           Aztec Technology Partners, Inc., Navigant International,
           Inc. and School Specialty, Inc.(2)
10.5       Employment Agreement dated April 29, 1996, between Daniel P.
           Spalding and School Specialty, Inc.(3)
10.6       Employment Agreement dated July 26, 1996, between Donald Ray
           Pate, Jr. and The Re-Print Corp.(3)
10.7.a     Employment Agreement dated June 27, 1997, between Richard H.
           Nagel and Sax Arts and Crafts, Inc.(3)
10.7.b     Covenant Not to Compete Agreement dated June 27, 1997,
           between Richard H. Nagel and Sax Arts and Crafts, Inc.(7)
10.8       Employment Agreement between David Vander Zanden and School
           Specialty, Inc.(4)
10.9       Employment Agreement between School Specialty, Inc. and
           Jonathan J. Ledecky(4)
10.10      Amended Services Agreement dated as of June 8, 1998 between
           U.S. Office Products and Jonathan J. Ledecky(5)
10.11      Amended and Restated 1998 Stock Incentive Plan(6)
10.12      Amended and Restated Credit Agreement dated as of September
           30, 1998 among School Specialty, Inc., certain subsidiaries and affiliates of School Specialty, Inc., the lenders named therein, Nationsbank, N.A., Bank One, Wisconsin and U.S.
           Bank National Association(6)
21.1       Subsidiaries of School Specialty, Inc.(9)
23.1       Consent of Godfrey & Kahn, S.C. (included in Exhibit No.
           5.1)
23.2       Consent of PricewaterhouseCoopers LLP(9)
23.3       Consent of Ernst & Young, LLP(9)
23.4       Consent of BDO Seidman, LLP(9)
23.5       Consent of Altschuler, Melvoin and Glasser LLP(9)
23.6       Consent of PricewaterhouseCoopers LLP(9)
23.7       Consent of Ernst & Young LLP(9)

EXHIBIT
NUMBER     DOCUMENT DESCRIPTION
-------    --------------------
23.8       Consent of PricewaterhouseCoopers LLP(9)
24.1       Powers of Attorney(8)
27.1       Financial Data Schedule(7)
99.1       Schedule II -- Valuation and Qualifying Accounts(7)


---------------

* To be filed by amendment.

(1) Incorporated by reference to School Specialty's Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on June 4, 1998; Registration No. 333-47509.

(2) Incorporated by reference to School Specialty's Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on May 18, 1998; Registration No. 333-47509.

(3) Incorporated by reference to School Specialty's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on May 6, 1998; Registration No. 333-46537.

(4) Incorporated by reference to School Specialty's Annual Report on Form 10-K filed with the SEC on July 24, 1998.

(5) Incorporated by reference to School Specialty's Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 filed with the SEC on June 9, 1998; Registration No. 333-47509.

(6) Incorporated by reference to the School Specialty's Form 10-Q for the period ended January 23, 1999, as filed with the SEC on March 1, 1999.

(7) Incorporated by reference to School Specialty's initial filing of the Registration Statement on Form S-1 filed with the SEC on March 1, 1999; Registration No. 333-73103.

(8) Incorporated by reference to the signature page for School Specialty, Inc. filed as part of the initial filing of this Registration Statement on Form S-1; Registration No. 333-73103.


(9) Incorporated by reference to School Specialty's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on March 22, 1999; Registration No. 333-73103.